                                                                    Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Post Communications, Inc.:

We have audited the accompanying balance sheet of Post Communications, Inc. as of December 31, 1999, and the related statements of operations, mandatorily redeemable convertible preferred stock and common shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Post Communications, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for email marketing program set-up fee revenues and related costs as of January 1, 1999.

April 10, 2000

POST COMMUNICATIONS, INC.

BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                                                         $  5,479,000
  Accounts receivable                                                                                                    581,000
  Prepaid expenses and other current assets                                                                              315,000
  Deferred project costs                                                                                                 415,000
                                                                                                                    ------------

           Total current assets                                                                                        6,790,000

PROPERTY AND EQUIPMENT, NET                                                                                            1,918,000

OTHER ASSETS                                                                                                             221,000
                                                                                                                    ------------

TOTAL ASSETS                                                                                                        $  8,929,000
                                                                                                                    ============


LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND COMMON SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Bank borrowings                                                                                                   $    580,000
  Accounts payable and accrued expenses                                                                                1,113,000
  Advanced funding of preferred stock                                                                                  4,500,000
  Deferred project revenue                                                                                               495,000
  Capital lease obligations                                                                                              507,000
  Notes payable - related party                                                                                          783,000
                                                                                                                    ------------

           Total current liabilities                                                                                   7,978,000

CAPITAL LEASES                                                                                                           953,000

NOTES PAYABLE                                                                                                            717,000
                                                                                                                    ------------

           Total liabilities                                                                                           9,648,000
                                                                                                                    ------------

COMMITMENTS AND CONTINGENCIES (Note 5)

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK:
  Mandatorily redeemable convertible preferred stock: $0.0001 par value;
    30,000,000 shares authorized; 7,395,307 issued and outstanding                                                     9,750,000
                                                                                                                    ------------

COMMON SHAREHOLDERS' DEFICIT:
  Common stock:  $0.0001 par value; 60,000,000 shares authorized; 4,499,399
    shares issued and outstanding                                                                                              -
  Paid-in capital                                                                                                      8,151,000
  Deferred stock compensation expense                                                                                 (5,460,000)
  Receivables from sales of stock                                                                                       (227,000)
  Accumulated deficit                                                                                                (12,933,000)
                                                                                                                    ------------

           Total common shareholders' deficit                                                                        (10,469,000)
                                                                                                                    ------------

TOTAL LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND COMMON SHAREHOLDERS' DEFICIT                                                                  $  8,929,000
                                                                                                                    ============

                     See notes to financial statements.

POST COMMUNICATIONS, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
----------------------------------------------------------------------------------------------------------
REVENUES                                                                                       $ 2,899,000
                                                                                               -----------

COSTS AND EXPENSES:
  Cost of revenues                                                                               2,471,000
  Technology development                                                                         1,220,000
  Sales and marketing                                                                            1,335,000
  General and administrative                                                                     3,554,000
  Amortization of deferred stock compensation                                                    1,057,000
                                                                                               -----------

           Total operating expenses                                                              9,637,000
                                                                                               -----------

LOSS FROM OPERATIONS                                                                            (6,738,000)

INTEREST EXPENSE, NET                                                                           (1,247,000)
                                                                                               -----------

LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING METHOD                                                                             (7,985,000)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING METHOD                                                   230,000
                                                                                               -----------

NET LOSS                                                                                       $(7,755,000)
                                                                                               ===========

See notes to financial statements.

POST COMMUNICATIONS, INC.

STATEMENT OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND COMMON SHAREHOLDERS' DEFICIT

YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                  Common Shareholders' Deficit
                                                                       ------------------------------------------------------
                                                 Mandatorily Redeemable                                           Deferred
                                                       Convertible                                 Additional      Stock
                                                     Preferred Stock            Common Stock         Paid-In     Compensation
                                                -------------------------  ----------------------
                                                    Shares      Amount      Shares        Amount     Capital       Expense
Balances at December 31, 1998                     2,681,289   $3,539,000    2,723,846       $  -   $  239,000

Sale of Series B preferred stock, at $1.32
 per share, net of expenses of $12,000            3,755,435    4,946,000

Issuance of Series B preferred stock, at
 $1.32 per share, upon conversion of notes
 payable                                            958,583    1,265,000
Exercise of common stock options                                            2,043,981          -      264,000
Stock warrants issued with convertible
  notes payable                                                                                       953,000
Stock warrants issued in connection with
  borrowing arrangements                                                                              207,000
Deferred compensation related to
  stock option grants                                                                               6,517,000    $(6,517,000)
Payments on notes receivable from sales
  of stock
Amortization of deferred stock compensation                                                                        1,057,000
Forfeiture of common stock                                                   (268,428)         -      (29,000)
Net loss
                                                  ---------   ----------    ---------       ----   ----------    -----------
Balances at December 31, 1999                     7,395,307   $9,750,000    4,499,399       $  -   $8,151,000    $(5,460,000)
                                                  =========   ==========    =========       ====   ==========   ============


POST COMMUNICATIONS, INC.

STATEMENT OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND COMMON SHAREHOLDERS' DEFICIT

YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------------------------------------------

                                            Common Shareholders' Deficit
                                            ------------------------------------------------------------------------
                                                Receivables
                                                   from
                                                 Sales of    Accumulated
                                                   Stock       Deficit         Total
Balances at December 31, 1998                   $ (68,000)  $ (5,178,000)  $ (5,007,000)

Sale of Series B preferred stock, at $1.32
 per
  share, net of expenses of $12,000
Issuance of Series B preferred stock, at
 $1.32
  per share, upon conversion of notes payable
Exercise of common stock options                 (185,000)                       79,000
Stock warrants issued with convertible
  notes payable                                                                 953,000
Stock warrants issued in connection with
  borrowing arrangements                                                        207,000
Deferred compensation related to
  stock option grants                                                                 -
Payments on notes receivable from sales
  of stock                                         27,000                        27,000
Amortization of deferred stock compensation                                   1,057,000
Forfeiture of common stock                         (1,000)                      (30,000)
Net loss                                                      (7,755,000)    (7,755,000)
                                                ---------   ------------   ------------

Balances at December 31, 1999                   $(227,000)  $(12,933,000)  $(10,469,000)
                                                =========   ============   ============

See notes to financial statements.

POST COMMUNICATIONS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $(7,755,000)
  Adjustments to reconcile net cash used in operating activities:
    Depreciation and amortization                                      373,000
    Amortization of deferred stock compensation                      1,057,000
    Amortization of debt issuance costs                                987,000
    Changes in operating assets and liabilities:
      Accounts receivable                                             (473,000)
      Prepaid expenses and other current assets                       (263,000)
      Deferred project costs                                          (415,000)
      Accounts payable and accrued expenses                            808,000
      Deferred revenue                                                 429,000
                                                                   -----------

           Net cash used in operating activities                    (5,252,000)
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                 (542,000)
  Long-term deposits                                                     8,000
                                                                   -----------

           Net cash used in investing activities                      (534,000)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sales of common stock                                                 79,000
  Bridge financing                                                   1,265,000
  Sales of preferred stock                                           4,946,000
  Advanced receipt for preferred stock issuances                     4,500,000
  Payments on notes receivable from sales of stock                      27,000
  Payments to repurchase common stock                                  (30,000)
  Principal payments on capital lease obligations                     (193,000)
  Payments on bank loan payable, net                                   (56,000)
                                                                   -----------

           Net cash provided by financing activities                10,538,000
                                                                   -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            4,752,000

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           727,000
                                                                   -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                             $ 5,479,000
                                                                   ===========

SUPPLEMENTAL INFORMATION:
  Cash paid during the year for:
    Interest                                                       $   326,000
    Income taxes                                                        28,000

NONCASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired under capital leases                  41,000
  Conversion of debt to preferred stock                              1,265,000
  Exercise of common stock options for notes receivable                185,000
  Issuance of warrants in connection with borrowing arrangements       173,000

See notes to financial statements.

POST COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

1.     THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company - Post Communications, Inc. (the "Company") delivers a range of email marketing services to help client companies build customer relationships, from periodic email campaigns to ongoing customer acquisition and loyalty programs. The Company designs, implements, and operates email programs for clients via the Internet. The Company was incorporated in Delaware in June 1996.

     Cumulative Effect of Change in Accounting Method - In 1999 the Company changed its method of accounting for recognition of email marketing program set-up fee revenue and related costs from a percentage of completion methodology to recognition over the minimum life of the client contract, beginning on the launch date of the email program. The new method of revenue recognition was adopted to match the set-up fee revenue and related costs with the continuing obligations to the client. The amount recorded in 1999 represents the cumulative effect of adopting the change in accounting policy at the beginning of the year.

     Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1999, $5,293,000 of money market funds, the fair value of which approximates cost, are included in cash and cash equivalents.

     Deferred Project Costs - See "Revenue Recognition" in Note 1.

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 to 5 years.

     Capitalized Leases - Equipment subject to noncancelable leases, which meet the criteria of capital leases, is capitalized at the present value of the minimum lease payments due over the term of the lease and amortized over the estimated useful life of the equipment or the lease term, whichever is shorter.

     Income Taxes - The Company accounts for income taxes using an asset and liability approach. Deferred income tax assets and liabilities result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized.

     Revenue Recognition - The Company recognizes revenue related to email marketing program services as the services are provided. Revenue, and related costs, associated with the initial set-up of client email marketing programs are recognized over the minimum life of the client contract, beginning on the launch date of the email program. Deferred project revenues and costs represent amounts associated with the initial set-up of client email programs which have not been recognized at the balance sheet date.

     Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

     The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

     Comprehensive Income - For the periods presented, the Company's comprehensive loss, as defined by SFAS No. 130, Reporting Comprehensive Income, is equal to its net loss.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Risks associated with cash and cash equivalents are mitigated by placing such amounts with high credit quality financial institutions.

     Credit risk with respect to trade receivables is spread over diverse customers that make up the Company's customer base. At December 31, 1999, four customers accounted for 13%, 13%, 13% and 11% of total revenue. At December 31, 1999, one customer accounted for 13% of total accounts receivable.

     Recently Issued Accounting Standards - In June 1998 and June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards SFAS No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, and Statement of Financial Accounting Standards No. 137 ("SFAS 137"), Deferral of the Effective Date of SFAS 133, respectively. SFAS 133 and SFAS 137 require the recognition of all derivatives as either assets or liabilities in the statement of financial position, and to measure those instruments at its fair value, and are effective for all fiscal years beginning after June 15, 2000. As of December 31, 1999, the Company did not own any derivative instruments or engage in hedging activities that would require the application of SFAS 133.

2.     PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1999 consists of:

          Computer software                             $    353,000
          Computer equipment                               1,301,000
          Furniture and fixtures                             808,000
                                                        ------------

                Total                                      2,462,000

          Accumulated depreciation                          (544,000)
                                                        ------------

          Total property and equipment - net            $  1,918,000
                                                        ============

     At December 31, 1999, the Company had assets under capital lease with a cost basis of $1,664,000, and a net book value of $1,288,000.

3.     BORROWINGS

     Bank Borrowings - In 1999, the Company rolled its existing line of credit with a bank into a working capital loan under which the Company's borrowing base, which may not exceed $500,000, is determined on a monthly basis by the Company's average accounts receivable balance. In connection this transaction, the Company issued warrants to purchase 17,500 shares of Series B mandatorily redeemable convertible preferred stock at $1.32 per share (see Note 5). At December 31, 1999, the Company had borrowings under the working capital loan in the amount of $500,000, with interest payable monthly at the bank's prime rate plus 2.00% (10.50% at December 31, 1999) and principal due June 2000. The Company also had an equipment loan with a bank in the amount of $80,000, with interest at 9.00% and principal and interest due in monthly installments through May 2001. The assets of the Company have been pledged as collateral for the line of credit and equipment loan, and the Company is required to maintain certain covenants.

     Notes Payable - Related Party consist of amounts payable to a lender who is also a common shareholder in the Company. The proceeds of the note are restricted to working capital expenditures. Under the Loan and Security agreement, the loan is required to be repaid over 24 months commencing on January 1, 2000, and the Company is required to maintain certain covenants. Interest is payable on the note at 14.46%, and the assets of the Company are pledged as collateral.

4.     COMMITMENTS

     At December 31, 1999, the Company had a $500,000 equipment financing line with a leasing agency, which had a drawdown period from December 31, 1997 to December 19, 1998. The equipment financing line is secured by the assets of the Company. The financing line has a 48 month payment schedule and bears interest at a rate of 8.75% per annum. At December 31, 1999, the Company had drawn down $499,000 under the equipment financing line and the total outstanding balance was $349,000.

     In 1999, the Company entered into an equipment lease agreement with a lender, who is also a common shareholder in the Company, for a $2,000,000 equipment financing line. In connection with the equipment financing line, the Company issued warrants to purchase 65,000 shares of Series B mandatorily redeemable convertible preferred stock at $1.32 per share (see
     Note 5). The lease line has a draw down period from October 1, 1999 to July 31, 2000 and is secured by the assets of the Company. Monthly principal and interest payments are payable over 36 months. The lease line bears interest at rates of 7.65% to 8.34%. At December 31, 1999, the Company had drawn down $1,165,000 under the equipment financing line and the balance outstanding was $1,112,000.

     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through December 2002. Rent expense on operating leases for the year ended December 31, 1999 was $474,000. Future minimum lease payments under noncancelable operating and capital leases as of December 31, 1999 are as follows:

                                                                         Capital            Operating
                                                                          Leases             Leases
          Year ended December 31:
          2000                                                      $     596,000        $       499,000
          2001                                                            596,000                293,000
          2002 and thereafter                                             403,000                      -
                                                                    -------------        ---------------

          Total minimum lease payments                                  1,595,000         $      792,000
                                                                                          ==============

          Less amount representing interest                               135,000
                                                                    -------------

          Present value of capital lease obligations                    1,460,000

          Less current portion                                            507,000
                                                                    -------------

          Long-term portion of capital lease obligations            $     953,000
                                                                    =============

5.     MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     At December 31, 1999, the amounts, terms and liquidation values of the Company's mandatorily redeemable convertible preferred stock ("convertible preferred") are as follows:

                                                                     Proceeds Net      Aggregate
                                       Shares                         of Issuance     Liquidation
                                     Authorized      Outstanding        Costs          Preference
          A                           3,000,000       2,681,289       $3,539,000       $3,539,000
          B                           5,450,000       4,714,018        6,211,000        6,223,000
          C                           4,250,000               -                -                -
          Undesignated               17,300,000               -                -                -
                                     ----------       ---------       ----------       ----------

          Total                      30,000,000       7,395,307       $9,750,000       $9,762,000
                                     ==========       =========       ==========       ==========

     The holders of convertible preferred have various rights and preferences as follows:

     Voting - Each share of convertible preferred has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

     As long as at least a majority of shares of convertible preferred remain outstanding, the Company must obtain approval from a majority of the holders of convertible preferred in order to alter the articles of incorporation as related to convertible preferred, change the authorized number of shares of convertible preferred, repurchase any; shares of Preferred or common stock other than shares subject to the right of repurchase by the company, change the authorized number of Directors, authorize a dividend on the common Stock, effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity or authorize any other equity securities or issue or obligate itself to issue any capital stock or any equity security other than the issuance of stock under the Company's stock plans.

     Dividends - Holders of convertible preferred are entitled to receive noncumulative dividends at the per annum rate of $0.11 per share, respectively, when and if declared by the Board of Directors. The holders of convertible preferred will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the Board from inception through December 31, 1999.

     Liquidation - In the event of any liquidation, dissolution or winding up of the Company including the acquisition of the Company by means of any transactions or series of transactions that result in the transfer of 50% or more of the outstanding voting power of the company or the sale of substantially all of the assets of the company, unless the holders of at least a majority of the convertible preferred then outstanding shall determine otherwise, the holders of convertible preferred are entitled to receive an amount of $1.32 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. Upon completion of such distribution, any remaining assets of the Company shall be distributed among the holders of convertible preferred and common stock pro rata based upon the number of shares of common stock held by each (assuming full conversion of all convertible preferred) until the convertible preferred holders have received an aggregate of $3.30 per share; thereafter, the holders of the common stock shall receive all remaining assets pro rata based upon the number of shares held by each.

     Conversion - Each share of convertible preferred is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Initially, the conversion feature is set at one share of convertible preferred to one share of common stock. Each share of convertible preferred automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of common stock at a per share price of at least $6.60 per share with gross proceeds of at least $15,000,000 in the aggregate or (2) the consent of the holders of the majority of convertible preferred.

     At December 31, 1999, the Company reserved 8,450,000 shares of common stock for the conversion of convertible preferred.

     Redemption - Upon written notice of at least a majority of the holders of convertible preferred, at any time subsequent to September 30, 2004, the Company must redeem a specified percentage of Convertible preferred stock at a price equal to $1.32 per share, plus all declared but unpaid dividends on such shares. The redemption amount shall be payable in cash in four annual installments beginning on the redemption date .

     Warrants to Purchase Mandatorily Redeemable Convertible Preferred Stock -In 1999, the Company issued convertible promissory notes, due December 31, 1999, with an aggregate principal value of $1,251,000 and an interest rate of 7.75%, with detachable warrants to purchase 606,846 shares of Series B mandatorily redeemable convertible preferred stock at $1.32 per share. The warrants expire in March 2002 and were outstanding at December 31, 1999. The principal value of these notes, plus accrued interest, in the amount of $1,265,000 converted into 958,583 shares of Series B mandatorily redeemable convertible preferred stock during 1999. The estimated fair value of the warrants of $953,000 was recorded as a debt discount and amortized to interest expense over the term of the promissory notes.

     In 1999, the Company issued warrants to purchase 82,500 shares of Series B mandatorily redeemable convertible preferred stock at $1.32 per share in connection with obtaining a working capital loan with a bank (see Note 3) and a $2,000,000 equipment financing line with a lender who is also a common shareholder in the Company (see Note 4). The warrants expire at various dates through 2006 and were outstanding at December 31, 1999. The estimated fair value of the warrants of $207,000 was recorded as debt issuance costs and is being amortized to interest expense over the term of the borrowing arrangements, resulting in interest expense of $34,000 during 1999.

6.     SHAREHOLDERS' EQUITY

     Common Stock - The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000,000 shares of $0.0001 par value common stock. Under the terms of the Stock Purchase Plan and certain stock purchase agreements with the founder and certain executives, the Company has the right to repurchase shares of common stock at the original issuance price in certain circumstances. The purchase rights lapse generally over a four year period. At December 31, 1999, there were 2,138,911 shares subject to repurchase.

     Stock Option Plan - The Company has a stock option plan (1997 Stock Option
     Plan), which provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. Options generally vest in installments over four years from the date of grant and expire ten years from the grant date. The Company has reserved 4,208,305 shares of common stock for issuance under the 1997 Stock Option Plan.

     Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of 4 years at such times and under such conditions as determined by the Board of Directors.

A summary of activity under the option plan is set forth below:

                                                    Available         Options         Weighted Average
                                                    for Grant       Outstanding       Exercise Price

    Outstanding, December 31, 1998                    153,620         489,132         $     0.13

    Shares authorized                               2,636,805
    Options granted (weighted average
     fair value of $0.03 per share)                (2,196,500)      2,196,500               0.15
    Options exercised                                               2,047,732               0.13
    Options canceled                                  162,484        (162,484)              0.14
                                                   ----------       ---------         ----------

    Outstanding, December 31, 1999                    756,409         475,416         $     0.21
                                                    =========       =========         ==========

                                                                          Options Vested
                      Options Outstanding at                            and Exercisable at
                         December 31, 1999                               December 31, 1999
                 -----------------------------------------       ----------------------------------

                                  Weighted
                                   Average        Weighted                          Weighted
    Range of                      Remaining       Average            Number          Average
    Exercise        Number       Contractual      Exercise         Vested and        Exercise
    Price        Outstanding        Life           Price           Outstanding        Price

    $  0.13        377,616          9.20           $0.13               114,764       $0.13
       0.50         97,800          9.96            0.50                 2,038        0.50
                   -------          ----           -----               -------       -----

                   475,416          9.36           $0.21               116,802       $0.13
                   =======          ====           =====               =======       =====

  Deferred Stock Expense - Employee Compensation - In connection with certain stock option grants during the year ended December 31, 1999, the Company recorded deferred stock compensation of $6,149,000 for the difference between the exercise price of the stock options and estimated fair value of the stock at that time. Deferred compensation related to stock option grants is being amortized over the vesting periods of the related options. Amortization of such expense during 1999 totaled $944,000.

  Options Granted to Nonemployees - In 1999, the Company granted 105,000 shares of common stock options to consultants in conjunction with services performed. The Company recorded deferred compensation of $368,000 for the fair value of the options on the date of grant, of which $113,000 is included in operating expenses at December 31, 1999.

  Additional Stock Plan Information - As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations.

  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net loss had the Company adopted the fair value method. The fair value of stock-based awards to employees have been calculated using the minimum value method with the following weighted average assumptions: expected life, 48 months; risk-free interest 5.0%; and no dividends during the expected term. The Company's calculations are based on a single option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the Company's awards had been amortized to expense over their related vesting periods, the effect on the Company's reported net loss would not have been significant.

7.     INCOME TAXES

     No provisions for federal or state income taxes have been recorded as the Company has incurred federal and state operating losses on a cumulative basis in the year ended December 31, 1999 of approximately $11,991,000.

     At December 31, 1999 deferred tax assets of approximately $4,919,000 consisted primarily of federal and state net operating loss carryforwards, which expire in varying amounts beginning in 2019 for federal and 2004 for state purposes. Management believes that a full valuation allowance is appropriate given the uncertainty regarding utilization. Under the Tax reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to a cumulative ownership change of more than 50%, as defined, over a three year period.

8.     SUBSEQUENT EVENTS

     In January 2000, the Company issued 3,787,500 shares of $0.0001 par value Series C mandatorily redeemable convertible preferred stock and received proceeds net of issuance costs totaling $15,150,000.

     In February and March 2000, the Company utilized an additional $573,000 against the $2,000,000 equipment financing line (see Note 4), at an interest rate of 8.34%.

     On April 7, 2000, the Company was acquired by Netcentives Inc. in a stock transaction whereby the Company exchanged approximately 17.6 million shares of its common stock, representing all outstanding shares on that date, for approximately 6.3 million shares of Netcentives Inc. common stock. Prior to close of the acquisition, all outstanding warrants to purchase mandatorily redeemable convertible preferred stock were exercised and all outstanding shares of mandatorily redeemable convertible preferred stock were converted into the Company's common stock.